UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008 (October 14, 2008)
CCFNB BANCORP, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-19028	23-2254643

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

232 East Street, Bloomsburg, Pennsylvania	17815

(Address of Principal Executive Offices)	(Zip Code)
(570) 784-4400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c ))

ITEM 2.06	MATERIAL IMPAIRMENT
          On October 14, 2008, the Registrant’s Board of Directors approved the recording of a non-cash, other-than-temporary impairment charge of approximately $282,514.08 for the quarter ending September 30, 2008.
          At September 30, 2008 the Registrant held equity securities of certain financial institutions with significant market value depreciation from the Registrant’s cost basis. Management has been closely monitoring the market valuation and adverse financial events regarding these financial institutions and concluded that some of these equity securities were other-than-temporarily impaired as of September 30, 2008. An impairment charge of $282,514.08 ($186,459.29 after tax) was recorded applicable to September 30, 2008. In estimating other than temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.
          The Registrant has evaluated the regulatory capital ratios of both the Registrant and its primary operating subsidiary, First Columbia Bank & Trust Co. (the “Bank”), and as of September 30, 2008 both the Registrant and the Bank will remain “well-capitalized” under applicable regulatory guidelines.
          The Registrant does not expect any material current or future cash expenditures to result from this charge.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CCFNB Bancorp, Inc.
(Registrant)

Dated: October 16, 2008 (October 14, 2008)

/s/ Shirley K. Alters Shirley K. Alters
Chief Financial Officer